Exhibit 99.1
10x Genomics Reports Third Quarter 2020 Financial Results
PLEASANTON, Calif. November 10, 2020 – 10x Genomics, Inc. (Nasdaq: TXG) today reported financial results for the third quarter ended September 30, 2020.
Recent Highlights
•Revenue was $71.8 million for the third quarter, representing a 17% increase over the corresponding period in 2019 and a 67% increase compared to the second quarter of 2020
•Completed the acquisitions of ReadCoor and CartaNA, advancing 10x Genomics into In Situ analysis with comprehensive and foundational intellectual property, key technology advances and deep talent and expertise in the emerging field
•Completed a follow-on public offering of 4,600,000 shares of common stock resulting in approximately $482.2 million in net proceeds
"Our strong performance this quarter demonstrates our ability to execute across all facets of the business," said Serge Saxonov, Co-Founder and CEO of 10x Genomics. "We remain focused on the frontiers of scientific discovery and we will continue to invest in the vast opportunities that lie before us, both now and well into the future."
Third Quarter 2020 Financial Results
Revenue was $71.8 million for the three months ended September 30, 2020, a 17% increase from $61.2 million for the three months ended September 30, 2019. This increase was primarily the result of increased consumables revenue driven by growth in the instrument installed base, partially offset by decreased demand due to ongoing lab closures resulting from COVID-19.
Gross margin was 80% for the third quarter of 2020, as compared to 75% for the corresponding prior year period. The increase in gross margin was driven primarily by lower accrued royalties related to ongoing litigation.
Operating expenses were $122.7 million for the third quarter of 2020, a 124% increase from $54.8 million for the three months ended September 30, 2019, and include $40.6 million of in-process research and development expense related to intellectual property purchased in connection with the acquisition of CartaNA. Other drivers of the increase in operating expenses this quarter include increased personnel expenses, including stock-based compensation, and increased outside legal expenses.
Operating loss was $65.3 million for the third quarter of 2020, as compared to $9.1 million for the corresponding prior year period. This includes $13.8 million of stock-based compensation for the third quarter of 2020, as compared to $3.9 million for the third quarter of 2019.
Net loss was $65.8 million for the third quarter of 2020, as compared to a net loss of $9.6 million for the corresponding prior year period.
Cash and cash equivalents were $768.8 million as of September 30, 2020, which include net proceeds of $482.2 million arising from our successfully completed follow-on public offering.
Full Year 2020 Guidance
As previously announced, 10x Genomics has withdrawn its annual revenue guidance for 2020 due to the evolving environment and continued uncertainties from the impact of COVID-19.
Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the third quarter 2020 financial results, business developments and outlook after market close on Tuesday, November 10, 2020 at 2:00 PM Pacific Time / 5:00 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xGenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. The company’s integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including 97 of the top 100 global research institutions and 19 of the top 20 global pharmaceutical companies, and have been cited in over 2,000 research papers on discoveries ranging from oncology to immunology and neuroscience. The company’s patent portfolio comprises more than 950 issued patents and patent applications.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expectations regarding the potential impact of the COVID-19 outbreak on the company’s business operations, financial performance and results of operations as well as the company’s ability to meet its anticipated cash needs for the foreseeable future. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$71,817	$61,207	$186,627	$170,604
Cost of revenue (1)	14,411	15,480	39,571	44,451
Gross profit	57,406	45,727	147,056	126,153
Operating expenses:
Research and development (1)	30,143	22,209	83,670	55,208
In-process research and development	40,637	—	40,637	—
Selling, general and administrative (1)	51,549	32,614	146,352	92,078
Accrued contingent liabilities	332	—	956	1,360
Total operating expenses	122,661	54,823	271,615	148,646
Loss from operations	(65,255)	(9,096)	(124,559)	(22,493)
Other income (expense):
Interest income	28	481	1,471	986
Interest expense	(397)	(708)	(1,365)	(2,087)
Other expense (income), net	361	(272)	121	(413)
Loss on extinguishment of debt	—	—	(1,521)	—
Total other expense	(8)	(499)	(1,294)	(1,514)
Loss before provision for income taxes	(65,263)	(9,595)	(125,853)	(24,007)
Provision for income taxes	585	8	1,305	110
Net loss	$(65,848)	$(9,603)	$(127,158)	$(24,117)
Other comprehensive income:
Foreign currency translation adjustment	(366)	(126)	(6)	(123)
Comprehensive loss	$(66,214)	$(9,729)	$(127,164)	$(24,240)
Net loss per share, basic and diluted	$(0.65)	$(0.33)	$(1.28)	$(1.21)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	101,341,945	29,184,218	99,058,139	19,904,184
(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$398	$81	$1,108	$171
Research and development	5,467	1,650	14,398	3,448
Selling, general and administrative	7,919	2,143	18,851	4,639
Total stock-based compensation expense	$13,784	$3,874	$34,357	$8,258

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$768,773	$424,166
Restricted cash	59,451	—
Accounts receivable, net	36,026	33,371
Inventory	25,118	15,270
Prepaid expenses and other current assets	11,083	8,033
Total current assets	900,451	480,840
Property and equipment, net	65,111	48,821
Restricted cash	5,474	52,327
Operating lease right-of-use assets	45,379	—
Other assets	26,129	23,935
Total assets	$1,042,544	$605,923
Liabilities and stockholders’ equity
Current liabilities:
Accrued contingent liabilities	$77,558	$—
Accounts payable	9,490	13,028
Accrued compensation and related benefits	11,189	12,394
Accrued expenses and other current liabilities	38,583	24,448
Term loans, current portion	—	9,882
Deferred revenue, current	3,775	3,297
Operating lease liabilities	4,976	—
Total current liabilities	145,571	63,049
Term loans, noncurrent portion	—	19,837
Accrued contingent liabilities	—	68,658
Accrued license fee, noncurrent	11,223	16,251
Deferred rent, noncurrent	—	16,120
Operating lease liabilities, noncurrent	56,618	—
Other noncurrent liabilities	4,052	1,925
Total liabilities	217,464	185,840
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.00001 par value; 1,100,000,000 shares authorized and 105,599,976 shares issued and outstanding as of September 30, 2020; 1,100,000,000, shares authorized and 96,241,596 shares issued and outstanding as of December 31, 2019	2	2
Additional paid-in capital	1,214,655	682,494
Accumulated deficit	(389,525)	(262,367)
Accumulated other comprehensive loss	(52)	(46)
Total stockholders’ equity	825,080	420,083
Total liabilities and stockholders’ equity	$1,042,544	$605,923
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